UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2024, Fluent, Inc. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) with certain pre-existing institutional investors (the “Registered Direct Investors”), pursuant to which the Company agreed to sell to such investors an aggregate of 2,483,586 shares (the “Shares”) of common stock of the Company, par value $0.0005 per share (the “Common Stock”) (the “Registered Direct Offering”). The Shares of Common Stock were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-281805), which was declared effective by the Securities and Exchange Commission on September 9, 2024.

In connection with the Registered Direct Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with ThinkEquity LLC, as the placement agent (the “Placement Agent”), for the sale of 1,943,676 Shares to a Registered Direct Investor. Pursuant to the Placement Agency Agreement, the Company, among other things, agreed to pay the Placement Agent a cash fee equal to 4% of the gross proceeds raised in the Registered Direct Offering by an investor making an investment of $4,500,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

Concurrently with the sale of the Registered Direct Securities, on November 29, 2024, the Company entered into a securities purchase agreement (the “Private Placement Purchase Agreement” and together with the Registered Direct Purchase Agreement, the “Purchase Agreements”) with certain officers and/or directors and a principal stockholder of the Company (collectively, the “Insiders”) pursuant to which the Company agreed to sell to the Insiders pre-funded warrants (the “Unregistered Pre-Funded Warrants”) to purchase up to 1,187,802 shares of Common Stock of the Company (the “Unregistered Pre-Funded Warrant Shares” and together with the Unregistered Pre-Funded Warrants, the “Unregistered Securities”), having an exercise price of $0.0005 per share, at a purchase price of $2.3147 per Unregistered Pre-Funded Warrant (the “Concurrent Private Placement” and together with the Registered Direct Offering, the “Offerings”). The Unregistered Pre-Funded Warrants will be immediately exercisable after stockholder approval of the Concurrent Private Placement and will terminate when exercised in full.

The exercise of the Unregistered Pre-Funded Warrants is subject to stockholder approval. The Company will be obligated to use its reasonable best efforts to obtain stockholder approval of the exercise of the Unregistered Pre-Funded Warrants in accordance with the rules of the Nasdaq Stock Market at the next annual meeting of the Company's stockholders (the “Stockholder Meeting Deadline”). If, despite the Company’s reasonable best efforts the stockholder approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company is required to cause an additional stockholder meeting to be held within 90 days after the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the stockholder approval is not obtained at such subsequent stockholder meeting, the Company is required to cause an additional stockholder meeting to be held semi-annually thereafter until the stockholder approval is obtained.

The closing of the sales of the Shares and Unregistered Securities under the Registered Direct Purchase Agreement and Private Placement Purchase Agreement, respectively, is expected to take place on December 2, 2024, subject to the satisfaction of customary closing conditions.

The net proceeds from the Registered Direct Offering is expected to be approximately $5.3 million, after deducting Placement Agent fees and offering expenses payable by the Company, and the net proceeds from the Concurrent Private Placement is expected to be approximately $2.7 million, after deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Offerings for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses.

The Unregistered Securities were sold without registration under the Securities in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreements are included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the Offerings, on November 29, 2024, the Company entered into Support Agreements with the Registered Direct Investors and the Insiders (the "Support Agreements"). Pursuant to the Support Agreements, the investors party thereto agreed to vote shares of the Company's Common Stock beneficially owned by them in favor of certain actions subject to Stockholder Approval (as defined in the Support Agreements) at any meeting of stockholders of the Company and to vote against or decline to consent to  any proposal or any other corporate action or agreement that would result in a breach by the Company of the Private Placement Purchase Agreement or impede, delay or otherwise adversely affect the consummation of the transactions contemplated by the Private Placement Purchase Agreement or any similar agreements entered into by the Company and the party stockholders in connection with the consummation of the transactions contemplated by the Private Placement Purchase Agreement.

The foregoing descriptions of the Registered Direct Purchase Agreement, the Placement Agency Agreement, the Private Placement Purchase Agreement, the Unregistered Pre-Funded Warrants and the Support Agreements are not complete and are qualified in their entirety by reference to the full text of the form of the Registered Direct Purchase Agreement, the Placement Agency Agreement, the Private Placement Purchase Agreement, the Unregistered Pre-Funded Warrant, and the Support Agreement copies of which are filed as Exhibits 10.1, 10.2, 10.3, 4.1, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the Shares issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above with respect to the Unregistered Securities which is hereby incorporated in this Item 3.02 by reference.

Item 8.01 Other Events.

On November 29, 2024, the Company issued a press release announcing the Offerings. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 27, 2024, Crystal Financial LLC D/B/A SLR Credit Solutions (“SLR”) agreed to extend the date pursuant to which the Company is required to raise at least $7,500,000 of net cash proceeds by to December 3, 2024 under the Third Amendment to the Credit Agreement by and among Fluent, LLC, a wholly-owned subsidiary of the Company (the “Borrower”), the Company, certain subsidiaries of the Borrower as guarantors, SLR and each other lender from time to time party thereto dated November 15, 2024.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1+	Form of Registered Direct Purchase Agreement
10.2+	Form of Placement Agency Agreement
10.3+	Form of Private Placement Purchase Agreement
10.4	Form of Support Agreement
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press release of Fluent, Inc. dated November 29, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ Certain of the schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby undertakes to furnish supplementally a copy of all omitted schedules to the SEC upon its request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

November 29, 2024	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer